Cortex Pharmaceuticals, Inc.

May 15, 2015

Background

2013

- Insolvent & near bankruptcy
- No ongoing operations
- Lost dronabinol license
- Deficient in SEC reporting
- Approx. $3M market cap

Today

- Non-bankruptcy reorganization
- New capital raised
- Re-gained dronabinol license
- Current in SEC reporting
- Approx. $25M market cap
- Newly organized research program
- Phase 2B dronabinol clinical trial to be completed May 2016
- Phase 2A ampakine clinical trial to begin 3Q, pending financing
- Committed management team and board of directors

Dronabinol for Treatment of OSA: A Phase 2 Compound

- **Mechanism of Action**
  - Dronabinol is (Δ-9)THC, a cannabinoid agonist
- **Commercial Status**
  - FDA approved for the treatment of anorexia in AIDS patients and nausea and vomiting in cancer patients undergoing chemotherapy
  - Schedule III drug available by prescription, low risk of addiction
- **Stage of Development**
  - Phase 2A data demonstrates statistically significant improvement in OSA
  - Phase 2B study in OSA is in progress with completion in May 2016
- **Intellectual Property**
  - Issued method-of-use patent in the US for the use of Dronabinol for treating OSA (expires 2025) & pending patents on modified release formulations
- **Funding**
  - NIH funded $5MM grant for Phase 2B study in OSA

Dronabinol Phase 2B Trial in Chronic, Obstructive Sleep Apnea

- Phase 2B study in progress at University of Illinois
- 120 subjects (40/group, 6 wks dosing)
- Doses: Placebo, 2.5 mg, 10 mg qd
- Study costs funded by NIH Grant for $5 MM
- Top line data by May 2016

Key Objectives for the Next 12 Months

Compound	Indication	Status	Estimated Start Date	Estimated Completion
Dronabinol	Obstructive Sleep Apnea	Phase IIB	started	May 2016
CX1739	Opiate-induced RD	Phase IIA	2Q2015	3Q2015
	Propofol-induced RD	Phase IIA	3Q2015	4Q2015
CX1739/CX717	Pompe Disease	Phase IIA	4Q2015	2Q2016
CX1942	Injectable for RD	Pre-clinical studies	3Q2014	2Q2015